UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2023

AMERICAN BATTERY MATERIALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41594	22-3956444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Ave. Suite 400

Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-998-7962

Formerly Known as BoxScore Brands, Inc.

(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

As previously disclosed in the Form 8-K filed by American Battery Materials, Inc. (the “Company”) on 26 October 2022 (the “Prior 8-K”), the Company filed an amendment to its Certificate of Incorporation to, among other things, change the name of the Company from BoxScore Brands, Inc. to “AMERICAN BATTERY MATERIALS, INC.”. As reported in the Prior 8-K, the name change would not be effective until FINRA completed its review and processing of the requested name change and ticker symbol change.

FINRA informed the Company on 28 April 2023 that it had completed processing the application for the name and ticker symbol change. The FINRA Daily List Announcement Date for the FINRA corporate action was 28 April 2023. The Market Effective Date was 01 May 2023. Our ticker symbol is now BLTH. Our CUSIP number remains the same as before and did not change as a result of this FINRA corporate action.

Following the name change, the stock certificates, which reflect our prior corporate name, will continue to be valid. Certificates reflecting the new corporate name will be issued in due course as old stock certificates are tendered for exchange or transfer to our transfer agent.

On 01 May 2023 the Company issued a press release announcing the completion of the name change and the issuance of the new ticker symbol. A copy of the press release is included herewith as Exhibit 99.1, and the information in the press release is incorporated by reference into this Item 8.01.

ITEMS 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued 01 May 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: 01 May 2023	AMERICAN BATTERY MATERIALS, INC.

	BY:	/S/ SEBASTIAN LUX
Sebastian Lux,
Co-Chief Executive Officer

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